Exhibit 4.1

EXECUTION VERSION

POSTER FINANCIAL GROUP, INC.

8¾% SENIOR SECURED NOTES DUE 2011

INDENTURE

Dated as of December 3, 2003

HSBC Bank USA,

as Trustee

This INDENTURE dated as of December 3, 2003, is by and among Poster Financial Group, Inc., a Nevada corporation, each Guarantor from time to time party hereto, and HSBC Bank USA, as trustee (the “Trustee”).

The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8¾% Senior Secured Notes due 2011 (the “Notes”) issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)          Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the purchase by the Company of all the issued and outstanding shares of Capital Stock of GNLV, CORP., and GNL, CORP. pursuant to the Stock Purchase Agreement.

“Acquisition Date” means the date on which the Acquisition is closed.

“Additional Interest” has the meaning set forth in a Registration Rights Agreement relating to amounts to be paid in the event the Company and the Guarantors fail to satisfy certain conditions set forth therein.  For all purposes of this Indenture, the term “interest” shall include Additional Interest, if any, with respect to the Notes.

“Additional Notes” means any Notes (other than Initial Notes, the related Exchange Notes to be issued pursuant to the Registration Rights Agreement and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Applicable Tax Percentage” means the highest aggregate effective marginal rate of federal tax, and state and local income tax, if payable with respect to the interest in the Company, or, when applicable, alternative minimum tax, to which any direct holder of Capital Stock of Parent would be subject (or if such direct holder of Capital Stock of Parent is not subject to tax then any indirect holder as is subject to tax) in the relevant year of determination (as certified to the Trustee by an Officers’ Certificate).

“Asset Sale” means:

(1)          the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory, equipment, accounts receivable or other assets in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.18 and/or Section 5.01 and not by Section 4.12; and

(2)          the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests by the Company in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)          any single transaction or series of related transactions that involves assets having a fair market value (as determined in good faith by the Company’s Board of Directors) of less than $1.0 million;

(2)          a transfer of assets between or among the Company and its Restricted Subsidiaries,

(3)          an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)          a Restricted Payment or Permitted Investment that is not prohibited by Section 4.10;

(5)          a sale or other disposition of cash or Cash Equivalents;

(6)          a transfer of property or assets that are obsolete, damaged or worn out and that are no longer useful in the conduct of the Company’s or its Restricted Subsidiaries’ business;

(7)          sales, transfers or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type, or that are, used in, a business having property or assets of such nature or type or that is engaged in a Permitted Business; and

(8)          grants of licenses to use intellectual property in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to a limited liability company or any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)          United States dollars;

(2)          securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)          certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)          repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)          commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)          money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Casino Properties” means the real property comprising the Golden Nugget - Las Vegas, located at 129 E.  Fremont Street, Las Vegas, Nevada 89101, the Golden Nugget - Laughlin, located at 2300 South Casino Drive, Laughlin, Nevada 89028, the Nevada Club Inn, located at 336 Lee Street, Bullhead City, Arizona 86429, until such time as the same are no longer owned or leased by the Company or any of its Restricted Subsidiaries, and any future real property owned or leased by the Company or any of its Restricted Subsidiaries for the purpose of conducting a Permitted Business.

“Change of Control” means the occurrence of any of the following:

(1)          the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a direct or indirect wholly owned Subsidiary of Parent;

(2)          the adoption by the Board of Directors or holders of Capital Stock of the Company of a plan relating to the liquidation or dissolution of the Company;

(3)          prior to an Initial Public Offering, the Principals, a Permitted Group and their respective Related Parties cease to collectively Beneficially Own more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction;

(4)          after an Initial Public Offering, (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares and (b) the Principals and their Related Parties Beneficially Own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction;

(5)          the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(6)          the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property in which the Company or any Guarantor now or hereafter has rights or the power to pledge, or transfer a security interest in, to secure Obligations relating to the Notes pursuant to the Collateral Documents.

“Collateral Agent” means the collateral agent under the Collateral Documents.

“Collateral Documents” means, collectively, all agreements, deeds of trust, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral as set forth in Exhibits F through L hereto, and all other documents entered into by the Company and the Guarantors on or after the Acquisition Date relating to the creation of the security interest in, the perfection of the security interest in, or that otherwise relate to, the Collateral.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Poster Financial Group, Inc., and any successor thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)          an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)          provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)          depreciation, amortization (excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)          the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person, excluding any dividends or distributions distributed to Parent pursuant to clause (8) of the second paragraph of Section 4.10;

(2)          the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3)          the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:  (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Loan and Security Agreement, dated as of the Acquisition Date, by and among the Company, GNLV, CORP., GNL, CORP., Wells Fargo Foothill, Inc., as administrative agent, the lenders named therein and Lehman Brothers Inc., as syndication agent, providing for up to $20.0 million of term loan borrowings and $15.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities, indentures or other agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital

Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control, an asset sale or an event of loss shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is formed under the laws of the United States, or any state or commonwealth of the United States, or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Estimation Period” means the period for which a stockholder of Parent is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or any entity that is treated as a pass-through entity for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Event of Loss” means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

“Exchange Offer Registration Statement” has the meaning set forth in a Registration Rights Agreement.

“First Lien Agent” means the agent under the Intercreditor Agreement.

“First Lien Debt” means:

(1)          the Obligations under the Credit Agreement which, when advanced (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement, when such letter of credit was issued), either (a) was permitted to be incurred by clause (1) or (9) (or constitutes Permitted Refinancing Indebtedness of First Lien Debt incurred pursuant to clause (4)) of the definition of “Permitted Debt” or (b) was advanced (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Trustee and the Collateral Agent of an Officers’ Certificate to the effect that such Indebtedness was permitted to be incurred by clause (1) or (9) (or constitutes Permitted Refinancing Indebtedness of First Lien Debt incurred pursuant to clause (4)) of the definition of “Permitted Debt,” including without limitation any such Indebtedness incurred in any insolvency or liquidation proceeding to the extent permitted by clause (1) or (9) (or that constitutes Permitted Refinancing Indebtedness of First Lien Debt incurred pursuant to clause (4)) of the definition of “Permitted Debt;”

(2)          Hedging Obligations permitted to be incurred by clause (6) of the definition of “Permitted Debt” that, pursuant to the Credit Agreement, are equally and ratably secured by any and all Liens securing Indebtedness outstanding under the Credit Agreement; and

(3)          the principal of and interest on Indebtedness under any Credit Facility other than the Credit Agreement to the extent such Indebtedness was permitted to be incurred by clause (1) or (9) (or constitutes Permitted Refinancing Indebtedness of First Lien Debt incurred pursuant to clause (4)) of the definition of “Permitted Debt” and by the Credit Agreement but only if on or before the day on which such Indebtedness was incurred, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Trustee and the Collateral Agent on or before such date, as First Lien Obligations for the purposes of this Indenture.

“First Lien Documents” means the Credit Agreement, the First Lien Security Documents and all other agreements governing, securing or relating to any First Lien Obligations.

“First Lien Obligations” means the First Lien Debt and all other Obligations of the Company or any Guarantor under the First Lien Documents.

“First Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any Guarantor creating a Lien upon property owned or to be acquired by the Company or such Guarantor in favor of any holder or holders of First Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any First Lien Obligations.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)          acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)          the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)          the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

 “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)          the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)          the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)          any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)          the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Nevada Gaming Authorities, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the Issue Date be, subject.

“Gaming License” means any license, permit, franchise or other authorization from any Gaming Authority necessary on the Issue Date or at any time thereafter to own, lease or operate the assets of or otherwise conduct the business of the Company or any of its Restricted Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the Guarantee of the Notes by each of the Guarantors pursuant to Article 10 and in the form of the Guarantee attached as Exhibit E and any additional Guarantee of the Notes to be executed by any Restricted Subsidiary of the Company pursuant to Section 4.19.

“Guarantors” means each of:

(1)          GNLV, CORP., a Nevada corporation, GNL, CORP., a Nevada corporation, and Golden Nugget Experience, LLC, a Nevada limited liability company; and

(2)          any other Domestic Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)          interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)          other agreements or arrangements designed to protect such Person against fluctuations in interest rates; or

(3)          other agreements or arrangements designed to manage, protect or hedge such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

“Indebtedness” means (without duplication), with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)          in respect of borrowed money;

(2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)          in respect of banker’s acceptances;

(4)          representing Capital Lease Obligations;

(5)          representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)          representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)          the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)          the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Director” means a member of the Company’s Board of Directors who (1) is not a legal or Beneficial Owner, directly or indirectly, of more than 10% of the outstanding Equity Interests of the Company, (2) is not a director, officer, employee, manager or general partner of the Company or any of its Affiliates (other than in respect of his or her service as an Independent Director of the Company), (3) is not a general partner in, or a controlling stockholder, director or executive officer of, any for-profit business organization to which the Company or any of its Affiliates made, or from which the Company or any of its Affiliates received, payments for property or services in the last four fiscal quarters (other than those arising solely from Investments in the securities of the Company or any of its Affiliates) that exceed 5% of the consolidated gross revenues of such for-profit business organization or the Company and its Affiliates, taken as a whole, for the last four fiscal quarters and (4) is not a parent, spouse, sibling or child of any Person described in clauses (1), (2) or (3) above.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $155,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Public Offering” means the first underwritten public offering of common stock of Parent or any Subsidiary of Parent (other than a Subsidiary of the Company), so long as the proceeds thereof are contributed to the Company or any successor of the foregoing, in any case, in which the gross proceeds to the issuer are at least $20.0 million.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor and Lien Subordination Agreement, dated as of the Acquisition Date, among the First Lien Agent, the Collateral Agent, the Company and the Guarantors.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Internal Revenue Service” means the U.S. Internal Revenue Service.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10.  The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.10.

“Issue Date” means December 3, 2003.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or grant a security interest.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)          any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)          any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); and

(3)          the effect of non-cash accounting adjustments resulting from a change in the tax status of a pass-through tax entity to a “C-corporation” or other entity taxed similarly.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss (including, without limitation, insurance proceeds, proceeds from condemnation awards or damages awarded by any judgment), net of the direct costs in recovery of such proceeds, including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result of the Event of Loss, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes or Permitted Quarterly Tax Distributions attributable to such Event of Loss paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable and Permitted Quarterly Tax Distributions due as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Nevada Gaming Authorities” means the Nevada State Gaming Control Board and the Nevada Gaming Commission.

“Non-Recourse Debt” means Indebtedness:

(1)          as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)          no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, premiums, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated November 18, 2003, relating to the sale of the Initial Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means PB Gaming, Inc. and its successors and assigns.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Business” means the gaming and hotel businesses conducted by the Company and its Restricted Subsidiaries as of the Acquisition Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related thereto.

“Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Initial Public Offering, by virtue of the Stockholders Agreement; provided, however, that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company than is then collectively Beneficially Owned by the Principals and their Related Parties.

“Permitted Investments” means:

(1)          any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)          any Investment in Cash Equivalents;

(3)          any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)          such Person becomes a Restricted Subsidiary of the Company; or

(b)          such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or Event of Loss that was made pursuant to and in compliance with Section 4.12 or Section 4.21;

(5)          any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)          any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)          Hedging Obligations;

(8)          any Investment made in settlement of gambling debts incurred by patrons of Casino Properties which settlements have been entered into in the ordinary course of business;

(9)          receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(10)        commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(11)        stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(12)        other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date not to exceed $10.0 million.

(13)        Investments existing on the Acquisition Date; and

(14)        Investments consisting of or evidencing the extension of credit to customers or suppliers of the Company and the Restricted Subsidiaries in the ordinary course of business.

“Permitted Liens” means:

(1)          Liens on assets of the Company and the Guarantors created by this Indenture and the Collateral Documents securing the Notes and the Guarantees;

(2)          Liens on assets of the Company and any of its Subsidiaries securing obligations that were incurred under clause (1) or (9) of the second paragraph of Section 4.09;

(3)          Liens in favor of the Company or any of its Subsidiaries;

(4)          Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5)          Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

(6)          Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness; provided, however, that such Liens shall be created within 120 days of the acquisition of such assets and the amount of Indebtedness secured thereby is not increased;

(7)          Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and customary rights of set off upon deposits of cash in favor of banks or other depositary institutions in which such cash is maintained in the ordinary course of business;

(8)          Liens existing on the Acquisition Date; provided, however, that such Liens do not cover any additional Property after the Acquisition Date and, if applicable, the amount of Indebtedness relating to such Liens is not increased;

(9)          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)        Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(11)        ground leases in respect of the real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(12)        Liens arising from Uniform Commercial Code financing statements regarding property leased by the Company or any of its Subsidiaries;

(13)        Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens on the Property of the Company or any Subsidiary of the Company which secure payment of obligations arising in the ordinary course of business and which are not overdue for a period of more than

30 days or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted;

(14)        pledges or deposits by the Company under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Subsidiary of the Company is a party, or deposits to secure public or statutory obligations of the Company or any Subsidiary of the Company, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(15)        easements, rights-of-way, minor defects, encroachments, restrictions or irregularities in title and other similar charges or encumbrances that in the aggregate are not substantial in amount and which do not interfere in any material respect (a) with the use or value of such property as a whole or (b) with the business or assets of the Company or any Subsidiary of the Company;

(16)        other Liens on the Property of the Company or any of its Restricted Subsidiaries incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses;

(17)        Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations, including First Lien Obligations, that do not exceed $5.0 million at any one time outstanding;

(18)        any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business; and

(19)        Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods.

“Permitted Quarterly Tax Distributions” means quarterly distributions of Tax Amounts for the related Estimation Period, as set forth in a statement filed with the Trustee; provided, however, that (1) prior to any distributions of Tax Amounts, the Company shall deliver an Officers’ Certificate to the effect that Parent qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and that the Company qualifies as a qualified Subchapter S subsidiary under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and (2) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a qualified Subchapter S subsidiary under the Code or a substantially similarly treated pass-through entity for federal income tax purposes; provided further, however, that for an Estimation Period that includes a True-Up Determination Date, (1) if the True-Up Amount is due to the stockholders, the Permitted Quarterly Tax Distribution payable by the Company for the Estimation Period shall be increased by such True-Up Amount, and (2) if the True-Up Amount is due to the Company, the Permitted Quarterly Tax Distribution payable by the Company for the Estimation Period shall be reduced by such True-Up Amount and the excess, if any, of the True-Up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-Up Amount is entirely offset.  The amount of Permitted Quarterly Tax Distributions relating to an Estimation Period including a True-Up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distributions relating to all other Estimation Periods shall be determined in good faith by the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)          the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount  (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)          in the case of Indebtedness other than First Lien Debt, such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)          if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders in all material respects as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)          such Indebtedness is incurred either by the Company, if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or by the Company or a Guarantor, if a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Principals” means Timothy Poster and Thomas Breitling.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(A) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

“Public Equity Offering” means any underwritten public offering of common stock of Parent or any Subsidiary of Parent (other than a Subsidiary of the Company), so long as the proceeds thereof are contributed to the Company or any successor of the foregoing, in any case, in which the gross proceeds to the issuer are at least $20.0 million.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quarterly Payment Date” means the tenth day of each month in which federal estimated tax payments are due; provided, however, that payments in respect of estimated state income taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Issuer, the Guarantors from time to time party thereto and the initial purchaser named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the

Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

“Related Party” means:

(1)          any controlling stockholder, 80% (or more) controlled Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)          any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be referred to in a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Purchase Agreement” means the stock purchase agreement entered into on June 24, 2003 among the Company, MGM MIRAGE, Mirage Resorts, Incorporated, GNLV, CORP., GNL, CORP. and Golden Nugget Experience, LLC in which the Company agreed to purchase all the issued and outstanding shares of Capital Stock of GNLV, CORP. and GNL, CORP.

“Stockholders Agreement” means the agreement entered into on or prior to the Acquisition Date among the holders of Equity Interests and securities convertible, exercisable, redeemable or exchangeable into Equity Interests of Parent, as the same may be amended, modified or supplemented from time to time.

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)          any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Amount” means, with respect to an Estimation Period or a taxable year, as the case may be, an amount equal to (1) the product of (a) the taxable income (including all separately stated items of income) of the Company (including any taxable income attributable to the Company’s interest in any other entity for federal income tax purposes) that is taxable income to the direct holders of Capital Stock of Parent (or if such direct holder of Capital Stock of Parent is not subject to tax then any indirect holder as is subject to tax) for such Estimation Period or taxable year, as the case may be, and (b) the Applicable Tax Percentage, reduced by (2) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be utilized by the stockholders of Parent in the current or any prior taxable year, or portion thereof, to offset taxable income attributable to the Company from and after the Issue Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that the computation of the Tax Amount shall also take into account (a) the deductibility of state and local taxes for federal income tax purposes and (b) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as long-term capital gain as opposed to ordinary income).

“Tax Amounts CPA” means a nationally recognized certified public accounting firm.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“True-Up Amount” means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustment to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-Up Amount for the immediately preceding taxable year) and (2) the Tax Amount permitted to be distributed in respect of such year as determined by reference to the Internal Revenue Service Form 1120-S or other applicable form of the Company’s direct or indirect parent entity, as applicable, filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by Parent or the Company (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-Up Amount for the relevant taxable year.  The amount equal to the excess, if any, of the amount described in clause (1) above over the amount described in clause (2) above shall be referred to as the “True-Up Amount due to the Company,” and the excess, if any, of the amount described in clause (2) above over the amount described in clause (1) above shall be referred to as the “True-Up Amount due to the stockholders.”

“True-Up Determination Date” means the date on which the Tax Amounts CPA delivers a statement to the Trustee indicating the True-Up Amount; provided, however, that the True-Up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-Up Amount (including the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means any Subsidiary of the Company or any successor to it that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)          has no Indebtedness other than Non-Recourse Debt;

(2)          is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary (as determined in good faith by the Board of Directors of the Company) than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)          is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10.  If, at any time, any Unrestricted Subsidiary should fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)          the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)          the then outstanding principal amount of such Indebtedness.

Section 1.02.       Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.12
“Authentication Order”	2.02
“Benefited Party”	10.01
“Change of Control Amount”	4.18
“Change of Control Offer”	4.18
“Covenant Defeasance”	8.03
“defeasance trust”	8.04
“DTC”	2.03
“Event of Default”	6.01
“Event of Loss Offer”	4.21
“Excess Proceeds”	4.12
“Excess Loss Proceeds”	4.21
“Legal Defeasance”	8.02
“losses”	7.07
“Offer Amount”	3.10
“Offer Period”	3.10
“Offer to Purchase”	3.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.10
“Registrar”	2.03
“Restricted Payments”	4.10

“Security Register”	2.03
“Subject Property”	4.21
“Surviving Person”	5.02

Section 1.03.       Incorporation by Reference of Trust Indenture Act.

(a)        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)        The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c)        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

Section 1.04.       Rules of Construction.

(a)        Unless the context otherwise requires:

(i)           a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)        “or” is not exclusive;

(iv)         words in the singular include the plural, and in the plural include the singular;

(v)          all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)        “including” means “including without limitation;”

(viii)       provisions apply to successive events and transactions; and

(ix)         references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01.       Form and Dating.

(a)        General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)        Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions thereof and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)        Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate from the Company.  Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(d)        Book-Entry Provisions.  This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(e)        Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(f)         Certificated Securities.

(i)           The Company shall issue Definitive Notes to all owners of beneficial interests in Global Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility or (2) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.  Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.  Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.

(ii)          The Company shall issue Definitive Notes to a Holder of, or an owner of a beneficial interest in, a Global Note in exchange for such Global Note or beneficial interest, as the case may be, upon written request from a Holder of, or an owner of a beneficial interest in, a Global Note if a Default or Event of Default shall have occurred and be continuing.  Upon the occurrence of the foregoing, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note owned by such Holder or such owner of a beneficial interest.  Upon the exchange of all or a portion of a Global Note for Definitive Notes, such Global Note shall be cancelled or correspondingly reduced by the Trustee or an agent of the Company or the Trustee.  In the event that the Definitive Notes are not issued to an owner of a beneficial interest in a Global Note promptly after the Company has received a request from such owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s beneficial interest as if such Definitive Notes had been issued.

(iii)        In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(iv)         Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02.       Execution and Authentication.

(a)        One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)        A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)        The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.

(e)        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.       Registrar and Paying Agent.

(a)        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)        The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)        The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

(d)        The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent (that is not also the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such Agent.

Section 2.04.       Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 6.01(j) and (k) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.       Holder Lists.

(a)        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

(b)        The Trustee will provide a list of the Holders or Beneficial Owners of Notes to any Gaming Authority upon request.

Section 2.06.       Transfer and Exchange.

(a)        Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Upon the occurrence of any of the events set forth in Section 2.01(f) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (i) hereof.

(b)        Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of the Regulation S)).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global

Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)        Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)   if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

(B)   if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)   if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)         Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)   such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)   such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)   such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)   the Registrar receives the following:

(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)          Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)      Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)           Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)   if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)   if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)   if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)   if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)          Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)        Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)   such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)   such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)   such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)   the Registrar receives the following:

(1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iv)         Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)           Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)   if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)   if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)   if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(h) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)   if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, a IAI Global Note.

(ii)          Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)         such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)         such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)         such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)         the Registrar receives the following:

(1)  if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)  if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

(iii)        Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)         Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)           Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)  if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)  if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)          Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

(B)  any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)  any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)  the Registrar receives the following:

(1)  if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)  if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)        Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f) Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

(g) Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)           Private Placement Legend.

(A)   Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, HOWEVER, THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)   Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)          Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)        Regulation S Temporary Global Note Legend.  Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)        Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)         General Provisions Relating to Transfers and Exchanges.

(i)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.12, 4.18, 4.21 and 9.05 hereof).

(ii)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)        Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)         Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)         The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07.       Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.       Outstanding Notes.

(a)        The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

(b)        If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c)        If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)        If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay in full Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.       Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.       Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.       Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.  Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.       Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.       CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.       Additional Interest.

If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof.  Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Company in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable.  The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.15.       Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any.  The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)        the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)        the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(c)        whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.       Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

Section 2.17.       Tax Matters.

(a)        Any Holder that incurs any documentary or other taxes, charges or assessments made by a governmental agency by reason of the execution and delivery of the Notes or any document related thereto shall pay any such amounts to the relevant governmental agency in accordance with applicable law.

(b)        Each Holder of a Definitive Note shall certify that it is either not subject to United States withholding or is entitled to an exemption from or reduction in United States withholding with respect to all amounts payable to such Holder under this Indenture by delivering to the Company and the Paying Agent at any time or times as reasonably requested by the Company or the Paying Agent, properly completed and executed documentation (if required under applicable law) to permit all payments under this Indenture to be made to it without withholding or at a reduced rate of withholding pursuant to an applicable income tax treaty.  Such documentation may include, but not be limited to, a properly completed and duly executed United States Internal Revenue Form W-9 (or Form W-8 for Holders who are not United States persons) or any successor form, certifying that such Holder of the Definitive Note is exempt from or entitled to a reduction in United States withholding with respect to payments pursuant to this Indenture.  In the event that a Holder of a Definitive Note becomes subject to United States withholding initially or at an increased rate, then for so long as such rate of withholding is required by law to be made by the Company or the Paying Agent, appropriate amounts shall be withheld from all amounts payable to such Holder under this Indenture and remitted to the appropriate governmental agency.  In the event that any Holder is subject to United States withholding and such withholding is required by law to be made by the Company or the Paying Agent, then such amounts will be so withheld and remitted to the appropriate governmental agency.  The Company and the Paying Agent shall not be required to gross up any amount payable to any Holder under this Indenture from which taxes are withheld.

(c)        In the event that a Holder of a Definitive Note transfers a Definitive Note, any assignee or transferee of the Note shall be bound by this Section 2.17, so that such assignee or transferee will have all of the obligations and provide all forms and statements required by this Section 2.17.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.       Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02.       Selection of Notes to Be Redeemed or Repurchased.

If less than all of the Notes are to be redeemed or repurchased at any time, the Trustee shall select the Notes for redemption or repurchase among the Holders of the Notes as follows:  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.  In the event of partial redemption or repurchase by lot, the particular Notes to be redeemed or repurchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or repurchase date by the Trustee from the outstanding Notes not previously called for redemption or repurchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased.  Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof, except that if all of the Notes of a Holder are to be redeemed or repurchased, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed or repurchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or repurchase also apply to portions of Notes called for redemption or repurchase.

Section 3.03.       Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption or repurchase date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption or repurchase to each Holder whose Notes are to be redeemed or repurchased at such Holder’s registered address appearing in the Security Register; provided, however, that redemption or repurchase notices may be mailed more than 60 days prior to a redemption or repurchase date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(a)        the redemption date;

(b)        the appropriate calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;

(c)        if any Note is being redeemed or repurchased in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion shall be issued upon cancellation of the original Note;

(d)        the name and address of the Paying Agent;

(e)        that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)         that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)        the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)        that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.       Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.       Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or note such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.       Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.       Optional Redemption.

(a)        Except as set forth in clause (b) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to December 1, 2007.  On or after December 1, 2007, the Company may redeem all or a part of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2007	104.375%
2008	102.188%
2009 and thereafter	100.000%

(b)        At any time prior to December 1, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price (expressed as a percentage of principal amount) of 108.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (1) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

(c)        Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.       Mandatory Redemption.

Except as set forth in Sections 3.09, 4.12, 4.18 or 4.21 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.       Mandatory Disposition Pursuant to Gaming Laws.

If any Gaming Authority requires that a Holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner:

(a)        fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(b)        is denied such license or qualification or not found suitable;

the Company shall then have the right, at its option:

(1)          to require each such Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (a) or (b) above, or

(2)          to redeem the Notes of each such Holder or Beneficial Owner, in accordance with Rule 14e-1, if applicable, at a redemption price equal to the lowest of:

(a)          the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

(b)          the price at which such Holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

(c)          such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the Holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1)          to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes, the Guarantees or this Indenture; or

(2)          to receive any interest, dividend, economic interests or any other distributions or payments with respect to the Notes and the Guarantees or any remuneration in any form with respect to the Notes and the Guarantees from the Company, the Guarantors or the Trustee, except the redemption price referred to above.

The Company shall notify the Trustee in writing of any redemption pursuant to this Section 3.09 as soon as practicable.  Any Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability shall be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

Section 3.10.       Offer To Purchase.

(a)        In the event that, pursuant to Section 4.12, 4.18 or 4.21 hereof, the Company shall be required to commence an Asset Sale Offer, Change of Control Offer or Event of Loss Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)        The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

(c)        The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i)           that the Offer to Purchase is being made pursuant to this Section 3.10 and Section 4.12, 4.18 or 4.21, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.18;

(ii)          the principal amount of Notes required to be purchased pursuant to Section 4.12, 4.18 or 4.21, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12, 4.18 or 4.21, as applicable, the Offer Period and the Purchase Date (each as defined below);

(iii)        except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)         that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

(v)          that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(vi)         that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

(vii)        that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(viii)       that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)         that, in the case of an Asset Sale Offer or Event of Loss Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

(x)          that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(xi)         any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)        The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event no later than the 60th day following the date of mailing of the notice with respect to a Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable following the Purchase Date.

(e)        On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)           accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer or Event of Loss Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(ii)          deposit with the Paying Agent funds in an amount equal to the purchase price as set forth in Section 4.12, 4.18 or 4.21, as applicable, in respect of all Notes or portions of Notes properly tendered; and

(iii)        deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10.

(f)         The Depositary or the Paying Agent (or the Company, if acting as the Paying Agent), as the case may be, shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the mailing of the notice with respect to the Change of Control) deliver to each tendering Holder the purchase price as set forth in Section 4.12, 4.18 or 4.21, as applicable.  In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

(g)        If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)        The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12, 4.18 or 4.21, as applicable, this Section 3.10 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12, 4.18 or 4.21, as applicable, this Section 3.10 or such other provisions of this Indenture by virtue of such conflict.

(i)         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01.       Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than three (3) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and the Indenture.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.       Maintenance of Office or Agency.

(a)        The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)        The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.       Reports.

After the Acquisition Date, whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and registered Holders, within 15 days of the date on which the Company would be required to file such information with the Commission, if the Company were subject to Sections 13 or 15(d) of the Exchange Act, including any extension periods available under the Commission’s rules and regulations and excluding any requirement and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations:

(1)          all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)          all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing).  In addition, the Company agrees, and, as of the Acquisition Date, the Guarantors will agree, that, only until consummation of the Exchange Offer and, in the event that, at any time, the Company is no longer subject to the reporting requirements under the Exchange Act, for so long as any Notes remain outstanding, they will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, to the extent such information is electronically filed with the Commission and is electronically available to the public free of cost.

The Company will be deemed to have furnished such reports to the Trustee and registered Holders if it has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

Section 4.04.       Compliance Certificate.

(a)        The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)        The Company shall otherwise comply with TIA §314(a)(2).

(c)        The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.       Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.       Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.       Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.       Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.       Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any Subsidiary to, incur any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any Subsidiary to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of the Guarantors may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)          the incurrence by the Company and the Guarantors of additional Indebtedness and letters of credit under one or more Credit Facilities and guarantees thereof; provided, however, that the aggregate principal amount of all Indebtedness of the Company and the Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) does not exceed an amount equal to $45.0 million;

(2)          the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date (and the related Exchange Notes to be issued pursuant to the Registration Rights Agreement) and the incurrence by the Guarantors of the Guarantees of those Notes;

(3)          the incurrence by the Company and the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of property, plant or equipment used or to be used in the business of the Company or such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed $10.0 million at any time outstanding;

(4)          the incurrence by the Company and the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this Section 4.09 or clauses (2), (3), (4) or (9) of this paragraph;

(5)          the incurrence by the Company and its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)          if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

(b)          if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of its Guarantee; and

(c)          (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6)          the incurrence by the Company and any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business;

(7)          the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.09;

(8)          the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (8);

(9)          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $5.0 million at any one time outstanding; and

(10)        Indebtedness of the Company and the Guarantors outstanding on the Acquisition Date other than Indebtedness outstanding under the Credit Agreement;

provided, however, that with respect to clause (9) above, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such incurrence of Indebtedness.

The Company and its Restricted Subsidiaries shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or its Restricted Subsidiaries unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or its Restricted Subsidiaries solely by virtue of being unsecured or secured to a lesser extent.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, in each case, as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such Indebtedness shall be treated as having been incurred pursuant to such clauses or the first paragraph of this Section 4.09, as the case may be, designated by the Company; provided, however, that any incurrences of Indebtedness under Credit Facilities must be first applied to clause (1) above.  Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

Section 4.10.       Restricted Payments.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)          declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2)          purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)          make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations, other than Subordinated Obligations owed to the Company or any Restricted Subsidiary, except payments of interest or principal at the Stated Maturity thereof; or

(4)          make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)          no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)          the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

(3)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8) and (10) of the next succeeding paragraph) is less than the sum, without duplication, of:

(a)          50% of (i) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) minus (ii) the amount paid or to be paid in respect of such period pursuant to clause (7) of the next paragraph to stockholders other than the Company, plus

(b)          100% of the aggregate net cash proceeds received by the Company since the Issue Date (other than contributions to the Company by Parent to fund the closing of the Acquisition, up to an amount of $50.0 million) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

(c)          100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (11) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(d)          in case, after the Issue Date, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into the Company or a Restricted Subsidiary, an amount equal to the fair market value of the Investments owned by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable).

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)          the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(2)          the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Obligations of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

(3)          the defeasance, redemption, repurchase or other acquisition of Subordinated Obligations of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)          the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)          the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million;

(6)          the redemption or repurchase of any Equity Interests or Indebtedness of the Company or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company as evidenced by a Board Resolution that has been delivered to the Trustee, required to prevent the loss or to secure the grant or establishment of any Gaming License or other right to conduct lawful gaming operations;

(7)          for so long as Parent is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity for federal income tax purposes and for so long as the Company is a qualified Subchapter S subsidiary of Parent under the Code or a substantially similarly treated pass-through entity for federal income tax purposes (as evidenced by an Officers’ Certificate of the Company and confirmed by a Tax Amounts CPA delivered annually to the Trustee), the Company may make cash distributions to Parent for distribution to its stockholders, on each Quarterly Payment Date, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed on such Quarterly Payment Date, the Permitted Quarterly Tax Distribution payable on the immediately following Quarterly Payment Date shall be increased by such undistributed portion;

(8)          in the event that Parent becomes a corporation under Subchapter C of the Code and either (i) Parent files consolidated, combined or unitary tax returns with the Company or (ii) the Company is a pass-through entity for federal income tax purposes (as evidenced by an Officers’ Certificate of the Company to the Trustee), then the Company may pay dividends to Parent, including in an amount sufficient to pay the cash tax liabilities of Parent, including federal, state and local income taxes, which taxes are directly attributable to the Company and its subsidiaries, except that dividends can only be paid with respect to the taxable income of an Unrestricted Subsidiary to the extent of dividends from such subsidiary;

(9)          dividends in an amount up to $500,000 in any calendar year to be used by its direct or indirect parent entities solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by such entity in the ordinary course of its business;

(10)        payments made in accordance with contractual obligations under the Second Amended and Restated Operating Agreement of The Fremont Street Experience Limited Liability Company dated as of June 6, 1995 by and among the members of The Fremont Street Experience Limited Liability Company signatory thereto; and

(11)        other Restricted Payments in an aggregate amount since the Issue Date not to exceed $2.5 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.10 shall be determined in good faith by the Company’s Board of Directors.  Other than with respect to any payment described in clauses (1) through (11) of the preceding paragraph, not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed.

Section 4.11.       Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.12.       Asset Sales.

The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)          no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Asset Sale;

(2)          the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests issued or sold or otherwise disposed of;

(3)          with respect to any Asset Sale involving consideration or property in excess of $2.5 million, such fair market value is determined in good faith by the Company’s Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee;

(4)          at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following shall be deemed to be cash:

(a)          any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)          any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days, to the extent of the cash received in that conversion; and

(5)          the Board of Directors of the Company has determined in good faith that the Asset Sale complies with the provisions of this Indenture set forth in clauses (2), (3) and (4) above.

Within one year after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply those Net Proceeds at its option:

(1)          to repay First Lien Debt;

(2)          to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3)          to make an Investment in or expenditures for properties and assets that replace the properties and assets that were the subject of the Asset Sale; or

(4)          to acquire other assets or property, other than current assets, that are used or useful in a Permitted Business;

provided, however, that with respect to any assets that are acquired or constructed or Voting Stock that is acquired with such Net Proceeds, the Company or the applicable Restricted Subsidiary, as the case may be, promptly grants to the Collateral Agent, on behalf of the Holders, a second priority security interest in any such assets or Voting Stock on the terms set forth in this Indenture, the Collateral Documents and the Intercreditor Agreement.  Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), and shall be payable in cash.  If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered.  Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.13.       Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)          pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(2)          make loans or advances to the Company or any Restricted Subsidiary; or

(3)          transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)          agreements in effect on the Acquisition Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Acquisition Date;

(2)          this Indenture, the Notes, the Guarantees, the Credit Agreement and the Collateral Documents;

(3)          applicable law;

(4)          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)          customary non-assignment provisions in leases entered into in the ordinary course of business;

(6)          purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)          any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; or

(8)          Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)          Liens securing Indebtedness otherwise permitted to be incurred under Section 4.11; and

(10)        provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Section 4.14.       Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)          the terms of such Affiliate Transaction are set forth in writing and are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, as determined by a majority of the Independent Directors; and

(2)          the Company delivers to the Trustee:

(a)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.5 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the Independent Directors; and

(b)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1)          (a)          any employment agreements to which the Company and/or any of its Restricted Subsidiaries is a party and which are described in the Offering Memorandum, as such employment agreements are in effect on the Issue Date, and transactions contemplated thereby, and any renewals, modifications or replacements of such employment agreements on substantially the same economic terms, and transactions contemplated thereby, and (b) additional bonuses or other similar arrangements not to exceed $1.0 million per annum in the aggregate paid to all Affiliates under employment agreements or arrangements;

(2)          transactions between or among the Company and/or its Restricted Subsidiaries;

(3)          transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4)          payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company or any of its Restricted Subsidiaries and payment of indemnities to any Person who is an Affiliate;

(5)          sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company or contributions to the common equity capital of the Company; and

(6)          Restricted Payments that are not prohibited by Section 4.10.

Section 4.15.       Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(1)          the Company or that Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.11;

(2)          the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Company’s Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)          the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12.

Section 4.16.       Issuances and Sales of Capital Stock of Restricted Subsidiaries.

The Company (a) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or to any Restricted Subsidiary), unless:

(1)          such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary, and

(2)          the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.12;

provided, however, that this clause (a) shall not apply to any pledge of Capital Stock of any Restricted Subsidiary securing Indebtedness under Credit Facilities, including the Credit Agreement, or any exercise of remedies in connection therewith; and

(b) shall not permit any Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares and shares of Capital Stock of foreign

Subsidiaries issued to foreign nationals to the extent required under applicable law) to any Person other than the Company or any Restricted Subsidiary.

Section 4.17.       Designation of Restricted and Unrestricted Subsidiaries.

The Company’s Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value (as determined in good faith by the Company’s Board of Directors) of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section 4.10 or the definition of “Permitted Investments,” as determined by the Company.  That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”  The Company’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18.       Repurchase at the Option of Holders Upon a Change of Control.

(a)        If a Change of Control occurs, the Company shall, within 30 days of such Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.10.  Each Holder shall have the right to accept such Change of Control Offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Amount”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)        The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.19.       Additional Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates a Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture and an assumption agreement with respect to all Collateral Documents securing the Guarantee and deliver an Opinion of Counsel satisfactory to the Trustee within 60 days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.20.       Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.  Neither the Company nor any of its Restricted Subsidiaries may conduct Permitted Businesses in any gaming jurisdiction in which the Company or such Restricted Subsidiary is not licensed on the Acquisition Date if the Holders would be required to be licensed as a result thereof; provided, however, that the provisions described in this sentence shall not prohibit the Company or any of its Restricted Subsidiaries from conducting Permitted Businesses in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holders.

Section 4.21.       Events of Loss.

Within one year after any Event of Loss with respect to (1) either Golden Nugget - Laughlin or any other asset or property with a fair market value (or replacement cost, if greater) in excess of $15.0 million, the Company or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss in any manner permitted by clauses (1) through (4) of the second paragraph of Section 4.12 or (2) any other Event of Loss, the Company or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to repay First Lien Debt or to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the “Subject Property”), with no concurrent obligation to make any purchase of any Notes; provided, however, that:

(1)          the Company delivers to the Trustee within either (i) 150 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition (or better) as existed prior to the Event of Loss within 24 months of the Event of Loss or (ii) 60 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition (or better) as existed prior to the Event of Loss within 24 months of the receipt of Net Loss Proceeds; and

(2)          an Officers’ Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction referred to in clause (1) above.

Any Net Loss Proceeds from any Event of Loss that are not applied or permitted to be reinvested as provided in the preceding paragraph shall constitute “Excess Loss Proceeds.”  When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company shall make an offer (an “Event of Loss Offer”) to all Holders to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Loss Proceeds.  The offer price in any Event of Loss Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), and shall be payable in cash.  If any Excess Loss Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Event of Loss Offer, the Company may use such remaining Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered.  Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to any property or assets that have a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company or the affected Restricted Subsidiary, as the case may be, shall be required to receive consideration (1) at least equal to the fair market value (evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any Event of Loss of any portion of the hotel, casino or parking structure and other property comprising the Casino Properties, at least 75% of which is in the form of cash or Cash Equivalents.

Section 4.22.       Additional Collateral; Acquisition of Assets or Property.

Concurrently with the acquisition by the Company or any Guarantor of any assets or property that either (a) secures First Lien Obligations (other than membership interests in The Fremont Street Experience Limited Liability Company) or (b) has a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $2.0 million individually or $10.0 million in a series of one or more related transactions, subject to the approval by Gaming Authorities or to the extent not prohibited by applicable Gaming Laws, the Company shall, or shall cause the applicable Guarantor to:

(1)          in the case of personal property, execute and deliver to the Collateral Agent such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the opinion of the Collateral Agent) desirable to perfect and protect the Collateral Agent’s security interest in such assets or property;

(2)          in the case of real property, execute and deliver to the Collateral Agent:

(A)         a deed of trust or a leasehold deed of trust, as appropriate, substantially in the form of the deeds of trust or leasehold deeds of trust, as appropriate, executed in connection with the Liens on the Casino Properties (with such modifications as are necessary to comply with applicable law) under which such Restricted Subsidiary shall grant a security interest to the Collateral Agent in such real property and any related fixtures; and

(B)         title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(3)          promptly deliver to the Collateral Agent such opinions of counsel, if any, as the Collateral Agent may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests);

provided, however, that (i) the Company and the Guarantors shall not be required to provide a security interest in any assets or property (x) that are pledged as collateral in accordance with clause (6) or (10) of the definition of Permitted Liens, (y) that are pledged as collateral in accordance with the definition of Permitted Liens, to the extent prohibited by applicable law or (z) that are designated as “Excluded Property” or “Excluded Assets” in the Collateral Documents and (ii) no more than 65% of the Capital Stock of any Foreign Subsidiary shall be required to be pledged as Collateral.

Also, if the granting of a security interest in such property requires the consent of a third party, the Company shall use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Collateral Agent.

Any future Foreign Subsidiary of the Company that is a direct borrower with respect to the Indebtedness described in clause (1) of the second paragraph of Section 4.09 may, to the extent otherwise permitted by this Indenture, grant a security interest in its property to the lenders therein with respect to such Indebtedness, or to an agent or trustee on behalf of such lenders, to secure Obligations with respect to such Indebtedness, without being required to provide a second priority security interest upon such property as security for the Notes and the Guarantees; provided however, that no such security interest shall secure any Indebtedness of the Company, any Domestic Subsidiary or any Guarantor.

Section 4.23.       Insurance.

From and after the Acquisition Date, the Company shall, and shall cause its Restricted Subsidiaries to, maintain insurance with carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts, limits, sublimits and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.  Customary insurance coverage shall be deemed to include, without limitation, the following:

(1)          business interruption insurance at all times; and

(2)          property insurance protecting the property against losses or damages as is customarily covered by an “all-risk” policy or a property policy covering “special” causes of loss for a business of similar type and size; provided, however, that such insurance shall provide coverage of not less than the lesser of (a) 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and (b) 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and, in each case, with a deductible no greater than 5% of the insured value of the Casino Properties or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 15% of such replacement value).

All insurance required by this Section 4.23 (except worker’s compensation) shall name the Collateral Agent as an additional insured or loss payee, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the Collateral Agent (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Collateral Agent), with no recourse against the Collateral Agent for the payment of premiums, deductibles or commissions, and for at least 30 days notice of cancellation.  All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

Section 4.24.       Further Assurances.

The Company shall, and shall cause each of its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1)          carry out more effectively the purposes of the Collateral Documents;

(2)          create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3)          ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee or the Collateral Agent under any other instrument executed in connection therewith.

Upon the exercise by the Trustee, the Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Company shall, and shall cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required of the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Section 4.25.       Independent Directors.

The Company’s Board of Directors shall, subject only to required approvals from applicable Gaming Authorities, appoint two Independent Directors within 60 days after the Acquisition Date.  The Company shall, at all times after such Independent Directors are appointed, have at least two Independent Directors, other than during (1) one or more periods not in any one case to exceed 120 consecutive days due to the Independent Director’s death, disability, resignation or retirement and (2) any period during which a nominee is undergoing review by applicable Gaming Authorities.

ARTICLE 5.

SUCCESSORS

Section 5.01.       Merger, Consolidation and Sale of Assets.

(a)        Neither the Company nor any Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Guarantor, as the case may be, is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any Guarantor, in one or more related transactions, to another Person; unless:

(1)        either: (a) the Company or such Guarantor, as the case may be, is the surviving corporation, or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)        the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Guarantor, as the case may be, under the Notes, the Guarantees, this Indenture, the Registration Rights Agreement and the Collateral Documents, as applicable;

(3)        immediately after such transaction no Default or Event of Default exists;

(4)        the Company or such Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09;

(5)        such transaction would not result in the loss or suspension or material impairment of any of the Company’s or any Guarantor’s Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(6)        such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

(7)        the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such transaction complies with the terms of this Indenture.

(b)        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  In the case of a lease of all or substantially all of the assets of the Company, the Company shall not be released from its obligations under the Notes or this Indenture, as applicable.

(c)        Notwithstanding the preceding clauses (a)(1) through (a)(7), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor whereby the Company or such Guarantor is the surviving entity.

(d)        Except as described with respect to the release of Guarantees of Guarantors under Section 10.05, the entity or person formed by or surviving any consolidation or merger (if other than the Company or a Guarantor, as the case may be) shall succeed to, and be substituted for, and may exercise every right and power of the Company or such Guarantor, as the case may be, under this Indenture.

Section 5.02.       Successor Corporation Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which such sale, assignment, transfer, conveyance or other disposition is made (the “Surviving Person”) shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of:

(a)        a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole or, in the case of a Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, or such portion of the Capital Stock of such Guarantor ceases to be a Subsidiary of the Company), or

(b)        a lease.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.       Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(a)        failure to make the payment of any interest or Additional Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(b)        failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(c)        failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.12, 4.18, 4.21 or 5.01 after written notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(d)        failure by the Company or any of its Restricted Subsidiaries to comply with any covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 60 days after written notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(e)        default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(A)   is caused by a failure to pay principal of such Indebtedness at its Stated Maturity prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(B)   results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(f)         failure by the Company or any of its Subsidiaries to pay final judgments in an uninsured aggregate amount in excess of $5.0 million, which judgments are not paid, discharged, waived, satisfied or stayed for a period of 60 consecutive days;

(g)        except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(h)        breach by the Company or any of the Guarantors in any material respect of any representation or warranty or agreement in any of the Collateral Documents or in any certificates delivered in connection therewith, the repudiation by any of them of any of their respective obligations under any of the Collateral Documents, or the unenforceability of the Collateral Documents against any of them for any reason which continues for 30 days after written notice from the Trustee or Holders of at least 25% in outstanding principal amount of Notes;

(i)         the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at the Casino Properties for more than 90 consecutive days, in either case, other than as a result of an Asset Sale or any voluntary relinquishment that is, in the judgment of the Board of Directors of the Company, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders;

(j)         the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)   commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)   consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)   consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D)   makes a general assignment for the benefit of its creditors; or

(E)    admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and

(k)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)   is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or

(B)   appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(C)   orders the liquidation of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.       Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(j) or (k)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of at least 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 6.01(j) or (k), all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(a)        the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)        all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

(c)        to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)        the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)        in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(j) or (k), the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

In the case of an Event of Default with respect to the Notes occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.  If an Event of Default occurs prior to December 1, 2007, by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding the premium required upon a redemption of the Notes prior to December 1, 2007, then the premium specified in Section 3.07(a) shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.03.       Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04.       Waiver of Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if after the Event of Default arose:

(a)        the Indebtedness that is the basis for the Event of Default has been discharged;

(b)        the holders of such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

(c)        the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.       Control by Majority.

Subject to Section 6.02, Section 7.01, Section 7.02 and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.       Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)        such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company,

(b)        Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and

(c)        the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.       Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.       Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.       Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07  hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.       Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.       Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)        Except during the continuance of an Event of Default:

(1)       the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)       this paragraph does not limit the effect of paragraph (b) of this Section;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)        Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.       Rights of Trustee.

Subject to TIA §315:

(a)        The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)        The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)         The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)        The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03.       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.       Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.       Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.       Reports by Trustee to Holders.

Within 60 days after each June 15 beginning with the June 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.       Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee, Registrar and Paying Agent) or any predecessor Trustee (in its capacity as Trustee, Registrar and Paying Agent) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its willful misconduct, gross negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.       Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)        the Trustee fails to comply with Section 7.10 hereof;

(b)        the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)        a custodian or public officer takes charge of the Trustee or its property; or

(d)        the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.       Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.       Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11.       Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth in this Article 8.

Section 8.02.       Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under

Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.       Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.08 through 4.25 hereof, and the operation of Section 5.01(a), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to the covenants contained in Sections 4.12, 4.18, 4.21 or 5.01), clause (d) (with respect to the covenants contained in Sections 4.08 through 4.11, 4.13 through 4.17, 4.19, 4.20 and 4.22 through 4.25 hereof), and clauses (e), (f), (g), (h), (i), (j) and (k) (but in the case of clauses (j) and (k), with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary only).

Section 8.04.       Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)        the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the next redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to such particular redemption date;

(b)        in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)        in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)        no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)        such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(f)         the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and

(g)        the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.       Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.       Repayment to Company.

The Trustee shall promptly, and in any event, no later than three (3) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the

Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.       Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

(a)        cure any ambiguity, defect, omission, mistake or inconsistency;

(b)        provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c)        provide for the assumption by a Surviving Person of the obligations of the Company or a Guarantor under the Notes and the Guarantees, as applicable, to Holders under this Indenture pursuant to Section 5.01;

(d)        add Guarantors or additional obligors with respect to the Notes or release Guarantors from Guarantees as permitted by the terms of this Indenture and such Guarantees;

(e)        make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(f)         make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(g)        enter into additional or supplemental Collateral Documents.

Section 9.02.       With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the

Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)        reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)        reduce the principal of, or change the Stated Maturity of, any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.12, 4.18 or 4.21);

(c)        reduce the rate of, or extend the time for payment of, interest on any Note;

(d)        waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e)        make any Note payable in money other than that stated in the Note;

(f)         make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(g)        waive a redemption payment with respect to any Note (other than a payment required by Sections 4.12, 4.18 or 4.21);

(h)        release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(i)         release all or substantially all of the Collateral from the Lien of this Indenture or the Collateral Documents, except in accordance with the provisions thereof; or

(j)         make any change in the preceding amendment and waiver provisions.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security

Register a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.       Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.       Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.   None of the Company nor any Guarantor may sign an amendment or supplemental indenture until its Board of Directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10.

GUARANTEES

Section 10.01.     Guarantee.

The provisions of this Article 10 shall become effective upon the Acquisition Date.

Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:  (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees.  Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02.     Limitation on Guarantor Liability.

(a)        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)        In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.2(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.     Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.19 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.  The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.

Section 10.04.     Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a)          subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and

(b)        the Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.     Releases Following Merger, Consolidation or Sale of Assets, Etc.

(1) In connection with any transaction permitted by this Indenture after which a Guarantor ceases to be a Restricted Subsidiary of the Company; provided, however, that any sale or other disposition of the Capital Stock or assets of that Guarantor complies with Section 4.12; (2) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.17; or (3) in connection with the discharge of all obligations under that Guarantee or this Indenture as described under Article 8 or Article 12, the Guarantee of such Guarantor shall be released and discharged.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition, designation or discharge was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 4.12 and 4.17, Article 8 and Article 12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

COLLATERAL AND SECURITY

Section 11.01.     Collateral Documents.

The provisions of this Article 11 shall become effective upon the Acquisition Date.

The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Company and the Guarantors shall enter into on the Acquisition Date, in substantially the forms attached as Exhibits F through L hereto, together with such changes as may be reasonably necessary to accurately reflect the Collateral referred to therein, and which the Company and the Guarantors may enter into on or after the Acquisition Date in accordance with the terms hereof.  Each Holder authorizes the Trustee to appoint Wells Fargo Bank, N.A. as Collateral Agent for the Holders under the Collateral Documents.  Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, in substantially the form attached as Exhibit M hereto, and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company and the Guarantors shall deliver to the Collateral Agent copies of all documents executed pursuant to this Indenture or the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Guarantees secured hereby, according to the intent and purposes herein expressed.  The Company shall take, and shall cause its Subsidiaries to take, upon request of the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected second priority security interest in and continuing Lien on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons, except for holders of First Lien Obligations, and subject to no Liens other than Permitted Liens and the Liens permitted by the Collateral Documents.

Section 11.02.     Recording and Opinions.

The Company and the Guarantors shall furnish to the Trustee on December 1 in each year beginning with December 1, 2004, an Opinion of Counsel, dated as of such date, either:

(a)        stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the security interest in the Collateral; or

(b)        stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

The Company will otherwise comply with the provisions of TIA §314(b).

Section 11.03.     Release of Collateral.

(a)        Subject to subsections (b), (c) and (d) of this Section 11.03 and the Intercreditor Agreement, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreement or as provided hereby.  In addition, subject to the terms of the Intercreditor Agreement, upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent under the Indenture have been met, then (at the sole cost and expense of the Company) the Collateral Agent shall release (or cause to be released) Collateral:  (1) to enable the Company to consummate asset dispositions permitted or not prohibited under Section 4.12; (2) if the Company provides substitute Collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company; (3) if any Subsidiary that is a Guarantor is released from its Guarantee in accordance with the terms of this Indenture, that Subsidiary’s assets will also be released; (4) as described under Article 9; or (5) upon satisfaction and discharge or this Indenture as described under Article 12.  Upon receipt of such Officers’ Certificate the Collateral Agent shall promptly execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement.

(b)        No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents and the Intercreditor Agreement unless the certificate required by this Section 11.03 has been delivered to the Collateral Agent.

(c)        At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Documents and the Intercreditor Agreement will be effective as against the Holders.

(d)        The release of any Collateral from the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Documents, this Indenture and the Intercreditor Agreement.  To the extent applicable, the Company shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 11.04.     Certificates of the Company.

(a)        The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents and the Intercreditor Agreement:

(1)        all documents required by TIA §314(d); and

(2)        an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA §314(d) to be delivered as a condition precedent to the release of such Collateral.

(b)        The Trustee, to the extent permitted by Sections 7.01 and 7.02 hereof, and the Collateral Agent may accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

(c)        Notwithstanding anything to the contrary in this Section 11.04, the Company shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission or its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of releases of Collateral or the Commission will not take any action against the Company for failure to comply with, or that the Company is exempt from, all or any portion of TIA §314(d).

Section 11.05.     Certificates of the Trustee.

In the event that the Company wishes to release Collateral in accordance with the Collateral Documents and the Intercreditor Agreement and has delivered the certificates and documents required by the Collateral Documents, the Intercreditor Agreement and Sections 11.03 and 11.04 hereof, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release.

Section 11.06.     Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the Collateral Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)          enforce any of the terms of the Collateral Documents and the Intercreditor Agreement; and

(b)          collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes and the Guarantees.

The Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, this Indenture or the Intercreditor Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent).

Section 11.07.     Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement.

Section 11.08.     Termination of Security Interest.

Subject to the Intercreditor Agreement, upon the full and final payment and performance of all Obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees or in connection with the discharge of all Obligations under the Notes, the Guarantees and this Indenture as described under Article 8 and Article 12, the Trustee shall, at the request of the Company, deliver an Officers’ Certificate to the Collateral Agent stating that such Obligations have been paid in full or discharged, as the case may be, and instruct the Collateral Agent to release the Liens pursuant to this Indenture, the Intercreditor Agreement and the Collateral Documents.

Section 11.09.     Conflicts Between Indenture and Collateral Documents.

If any conflict or inconsistency exists between this Indenture and any of the Collateral Documents, this Indenture shall govern; provided, however, that to the extent a Collateral Document is governed by a law other than the internal laws of the State of New York, this Indenture shall not require that the internal laws of the State of New York govern such Collateral Document.

ARTICLE 12.

SATISFACTION AND DISCHARGE

Section 12.01.     Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes and Guarantees issued hereunder, when:

(a)        either:

(i)         all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)        (A) all Notes that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms, have been called for redemption or otherwise will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (B) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be; and

in the case of either clause (i) or (ii):

(x)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

(y)          the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 12.02.     Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 12.03.     Repayment to Company.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 13.

MISCELLANEOUS

Section 13.01.     Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 13.02.     Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Poster Financial Group, Inc.

2960 West Sahara Avenue, Suite 200

Las Vegas, Nevada 89102

Attention:  Timothy N. Poster

Facsimile No.:  (702) 367-6143

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:  Phyllis G.  Korff, Esq.

Facsimile No.:  (212) 735-2000

If to the Trustee:

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018

Attention:  Issuer Services

Facsimile No.:  (212) 525-1300

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.     Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04.     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)        an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)        an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05.     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)        a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)        a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 13.06.     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.     No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.   The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 13.08.     Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09.     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Notes and the Guarantees).  Any such indenture, loan or debt agreement (other than the Notes and the Guarantees) may not be used to interpret this Indenture.

Section 13.10.     Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.     Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.     Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.     Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.     Qualification of this Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

SIGNATURES

Dated as of December 3, 2003

COMPANY:

POSTER FINANCIAL GROUP, INC.

	By:	/s/ Timothy N. Poster
		Name:	Timothy N. Poster
		Title:	Chief Executive Officer

SIGNATURE PAGES TO THE SENIOR NOTE INDENTURE

TRUSTEE:

HSBC BANK USA

By:	/s/ Deirdra N. Ross
	Name:	Deirdra N. Ros
	Title:	Assistant Vice President

SIGNATURE PAGES TO THE SENIOR NOTE INDENTURE

EXHIBIT A

(Face of Note)

8¾% Senior Secured Notes due 2011

CUSIP
No.	$

POSTER FINANCIAL GROUP, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [amount] dollars ($                   ) on December 1, 2011.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2004.

Record Dates:  May 15 and November 15.

Dated:  [               ].

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Poster Financial Group, Inc.

By:
Name:
Title:

This is one of the [Global]
Notes referred to in the within-mentioned Indenture:

HSBC Bank USA,
as Trustee

By:
Authorized Signatory

Dated [ ]

(Back of Note)

8¾% Senior Secured Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the terms of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            Interest.  Poster Financial Group, Inc., a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8¾% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement.  The Company shall pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 3, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of June 1 or December 1 to occur after the date of issuance, unless such June 1 or December 1 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of June 1 and December 1 to occur after the date of issuance.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

[Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.            Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 15 or November 15 next preceding the Interest Payment Date (each, a “Record Date”), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Paying Agent and Registrar within the city and state of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which own at least $2.5 million aggregate principal amount of Notes and shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.  Initially, HSBC Bank USA, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.            Indenture, Collateral Documents and Intercreditor Agreement.  The Company issued the Notes under an Indenture dated as of December 3, 2003 (“Indenture”) among the Company, the guarantors from time to time party thereto (the “Guarantors”) and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code   §  §  77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company unlimited in aggregate principal amount.  The Notes are secured by the Collateral set forth in the Collateral Documents, subject to the terms of the Intercreditor Agreement.

5.            Optional Redemption.

(a)          Except as set forth in clause (b) of this Paragraph 5, the Notes shall not be redeemable at the Company’s option prior to December 1, 2007.  On or after December 1, 2007, the Company may redeem all or a part of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 of the Indenture.  The Notes may be redeemed at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2007	104.375%
2008	102.188%
2009 and thereafter	100.000%

(b)          At any time prior to December 1, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price (expressed as a percentage of principal amount) of 108.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (1) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

(c)          Any prepayment pursuant to this Paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.            Mandatory Redemption.  Except as set forth in Sections 3.09, 4.12, 4.18 and 4.21 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.            Repurchase at Option of Holder.

(a)   If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes (a “Change of Control Offer”) at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)   If the Company or one of its Restricted Subsidiaries consummates any Asset Sales, they shall not be required to apply any Excess Proceeds in accordance with the Indenture until the aggregate amount of Excess Proceeds exceeds $5.0 million.  Thereafter, the Company shall make an offer to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), and shall be payable in cash.  If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered.  Holders of Notes that are the subject of an Asset Sale Offer will receive notice from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

(c)   If there is an Event of Loss with respect to any of the Casino Properties, the Company and its Restricted Subsidiaries shall not be required to apply any Event of Loss Proceeds in accordance with the Indenture until the aggregate amount of Excess Loss Proceeds exceeds $5.0 million.  Thereafter, the Company shall make an offer to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Loss Proceeds.  The offer price in any Event of Loss Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), and shall be payable in cash.  If any Excess Loss Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Event of Loss Offer, the Company may use such remaining Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered.  Holders of Notes that are the subject of an Event of Loss Offer will receive notice from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.            Notice of Redemption.  Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.            Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  [This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests herein.]  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

10.          Persons Deemed Owners.  The registered Holder of a Note shall be treated as its owner for all purposes, except as provided in Section 2.01(f)(ii) of the Indenture.

11.          Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).  Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees to cure any ambiguity, defect, omission, mistake or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); provide for the assumption by a Surviving Person of the obligations of the Company or a Guarantor under the Notes and the Guarantees, as applicable, to Holders under the Indenture pursuant to Section 5.01 of the Indenture; add Guarantees or additional obligors with respect to the Notes or release Guarantors from Guarantees as permitted by the terms of the Indenture and such Guarantees; make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or enter into additional or supplemental Collateral Documents.

12.          Defaults and Remedies.  Each of the following is an Event of Default under the Indenture: (a) failure to make the payment of any interest or Additional Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (b) failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (c) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.12, 4.18, 4.21 or 5.01 of the Indenture after written notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (d) failure by the Company or any of its Restricted Subsidiaries to comply with any covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 60 days after written notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of such Indebtedness at its Stated Maturity prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by the Company or any of its Subsidiaries to pay final judgments in an uninsured aggregate amount in excess of $5.0 million, which judgments are not paid, discharged, waived, satisfied or stayed for a period of 60 consecutive days; (g) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; (h) breach by the Company or any of the Guarantors in any material respect of any representation or warranty or agreement in any of the Collateral Documents or in any certificates delivered in connection therewith, the repudiation by any of them of any of their respective obligations under any of the Collateral Documents, or the unenforceability of the Collateral Documents against any of them for any reason which continues for 30 days after written notice from the Trustee or Holders of at least 25% in outstanding principal amount of Notes; (i) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at the Casino Properties for more than 90 consecutive days, in either case, other than as a result of an Asset Sale or any voluntary relinquishment that is, in the judgment of the Board of Directors of the Company, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders; and (j) certain events of bankruptcy, insolvency or reorganization affecting the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary.

If any Event of Default (other than those arising from certain events of bankruptcy or insolvency described in the Indenture) occurs and is continuing, the Trustee upon the request of Holders of at least 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes and in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each affected Holder.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.          Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.          No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Indenture, the Notes, the Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

15.          Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.          Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of December 3, 2003, among the Company, the Guarantors from time to time party thereto and the initial purchaser or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

18.          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:  Poster Financial Group, Inc., 2960 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102, Attention:  Secretary.

19.          Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12, 4.18 or 4.21 of the Indenture, check the box below:

☐           Section 4.12

☐           Section 4.18

☐           Section 4.21

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12, 4.18 or 4.21 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Poster Financial Group, Inc.

2960 West Sahara Avenue, Suite 200

Las Vegas, Nevada 89102

Attention:  Timothy N. Poster

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018

Attention: Issuer Services

Telecopier No.:  (212) 525-1300

Re:         8¾% Senior Secured Notes due 2011

Reference is hereby made to the Indenture, dated as of December 3, 2003 (the “Indenture”), among Poster Financial Group, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and HSBC Bank USA, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                            (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                    in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on

Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)          ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)          ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not

required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)          ☐   a beneficial interest in the:

(i)        ☐   144A Global Note (CUSIP               ), or

(ii)       ☐   Regulation S Global Note (CUSIP               ), or

(iii)      ☐   IAI Global Note (CUSIP               ); or

(b)          ☐   a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)          ☐   a beneficial interest in the:

(i)        ☐   144A Global Note (CUSIP               ), or

(ii)       ☐   Regulation S Global Note (CUSIP               ), or

(iii)      ☐   IAI Global Note (CUSIP               ); or

(iv)      ☐   Unrestricted Global Note (CUSIP               ); or

(b)          ☐   a Restricted Definitive Note; or

(c)          ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Poster Financial Group, Inc.

2960 West Sahara Avenue, Suite 200

Las Vegas, Nevada 89102

Attention:  Timothy N. Poster

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018

Attention:  Issuer Services

Telecopier No.:  (212) 525-1300

Re:            8¾% Senior Secured Notes due 2011

Reference is hereby made to the Indenture, dated as of December 3, 2003 (the “Indenture”), among Poster Financial Group, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and HSBC Bank USA, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                   in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Poster Financial Group, Inc.

2960 West Sahara Avenue, Suite 200

Las Vegas, Nevada 89102

Attention:  Timothy N. Poster

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018

Attention:  Issuer Services

Telecopier No.:  (212) 525-1300

Re:            8¾% Senior Secured Notes due 2011

Reference is hereby made to the Indenture, dated as of December 3, 2003 (the “Indenture”), among Poster Financial Group, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and HSBC Bank USA, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)  ☐    a beneficial interest in a Global Note, or

(b)  ☐    a Definitive Note,

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.  We have had access to such

D-1

financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of December 3, 2003 (the “Indenture”), among Poster Financial Group, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and HSBC Bank USA, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture.  Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

GNLV, CORP.
GNL, CORP.

By:
Name:
Title:

GOLDEN NUGGET EXPERIENCE, LLC

By: GNLV, CORP., as Sole Member

By:
Name:
Title:

i

Section 13.12.	Counterpart Originals

Section 13.13.	Table of Contents, Headings, etc

Section 13.14.	Qualification of this Indenture

v

EXHIBIT LIST

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor
Exhibit E	Form of Notation of Guarantee
Exhibit F	Form of Security Agreement
Exhibit G	Form of Stock Pledge Agreement
Exhibit H	Form of Deed of Trust (Arizona)
Exhibit I	Form of Deed of Trust (Fee and Leasehold) (Nevada)
Exhibit J	Form of Deed of Trust (Nevada)
Exhibit K	Form of Trademark Security Agreement
Exhibit L	Form of Copyright Security Agreement
Exhibit M	Form of Intercreditor and Lien Subordination Agreement

CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	11.03
(b)(2)	7.06, 11.03
(c)	7.06, 13.02
(d)	7.06
314(a)(1)	N.A.
(a)(2)	4.04
(a)(3)	N.A.
(a)(4)	13.05
(b)	11.02
(c)	N.A.
(d)	11.03, 11.04, 11.05
(e)	13.05
315	7.02
316(a)	N.A.
(b)	N.A.
(c)	2.16
317	N.A.
318	N.A.

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.